EXHIBIT 23(b):     Consent of Independent Auditor

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)


September 11, 2002


To Whom It May Concern:

I have issued my report dated September 11, 2002, accompanying the financial statements of iWizard Holding, Inc. on Form SB-2 for the period of October 12, 2001 (inception date) through June 30, 2002. I hereby consent to the independent auditor's report in the Registration Statement of iWizard Holding. I also hereby consent to the reference to myself under "experts" in their prospectus.

Signed,

/s/ G. Brad Beckstead, CPA

G. Brad Beckstead, CPA